Exhibit 10.6

DIRECTOR NOMINATION AGREEMENT

DIRECTOR NOMINATION AGREEMENT, dated as of          , 2020 (this “Agreement”), by and among Trean Insurance Group, Inc., a Delaware corporation (the “Company”), AHP-BHC LLC, AHP-TH LLC, ACP-BHC LLC and ACP TH LLC (collectively, together with their respective Permitted Transferees, the “Altaris Funds”).

WHEREAS, the Company has determined that it is in its best interests to effect an initial public offering (“IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, in connection with the IPO, the Company and the Altaris Funds desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the Board of Directors of the Company (the “Board”) and other matters relating to the Board from and after the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.   Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“By-Laws” means the Amended and Restated By-Laws of the Company, as may be amended from time to time.

“First Threshold Date” means the first date on which the Altaris Funds cease to beneficially own 35% or more of the total number of shares of Common Stock outstanding.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended from time to time.

“Permitted Transferee” shall mean, with respect to the Altaris Funds, (i) any Affiliates of the Altaris Funds, which for purposes of this definition only includes any investment fund or holding company that is directly or indirectly managed or advised by the same manager or investment adviser as the Altaris Funds or by an Affiliate of such manager or investment adviser, and (ii) any member or general or limited partner of the Altaris Funds.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Second Threshold Date” means the first date on which the Altaris Funds cease to beneficially own 20% or more of the total number of shares of Common Stock outstanding.

“Third Threshold Date” means the first date on which the Altaris Funds cease to beneficially own 10% or more of the total number of shares of Common Stock outstanding.

Section 2.   Board Number; Board Nomination.

(a)       Until the First Threshold Date, the Altaris Funds shall have the right (but not the obligation) pursuant to this Agreement to submit for nomination to the Board three (3) individuals and the Company shall obtain any necessary approvals from the Board, the Compensation, Nominating and Corporate Governance Committee of the Board or other duly authorized committee of the Board and shall include in the slate of nominees recommended to stockholders of the Company (the “Stockholders”) for election as a director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at which directors of the Company are to be elected, the up to three individuals identified in advance by the Altaris Funds.

(b)       After the First Threshold Date and until the Second Threshold Date, the Altaris Funds shall have the right (but not the obligation) pursuant to this Agreement to submit for nomination to the Board two (2) individuals and the Company shall obtain any necessary approvals from the Board, the Compensation, Nominating and Corporate Governance Committee of the Board or other duly authorized committee of the Board and shall include in the slate of nominees recommended to the Stockholders for election as a director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at which directors of the Company are to be elected, the up to two individuals identified in advance by the Altaris Funds.

(c)       After the Second Threshold Date and until the Third Threshold Date, the Altaris Funds shall have the right (but not the obligation) pursuant to this Agreement to submit for nomination to the Board one (1) individual and the Company shall obtain any necessary approvals from the Board, the Compensation, Nominating and Corporate Governance Committee of the Board or other duly authorized committee of the Board and shall include in the slate of nominees recommended to the Stockholders for election as a director at any annual or special meeting of the Stockholders (or, if permitted, by any action by written consent of the Stockholders) at which directors of the Company are to be elected, the one individual identified in advance by the Altaris Funds (any such individuals identified pursuant to Section 2(a), Section 2(b) or Section 2(c) hereof, the “Altaris Nominees”).

(d)       In the event that the Altaris Funds have nominated less than the total number of individuals that the Altaris Funds shall be entitled to nominate pursuant to this Section 2(a), Section 2(b) or Section 2(c), then the Altaris Funds shall have the right, at any time, to nominate such additional individual(s) to which the Altaris Funds are entitled, in which case, the Company shall cause the Board to take all necessary corporate action to (1) increase the size of the Board as required to enable the Altaris Funds to so nominate such additional individuals and (2) nominate such additional individuals identified by the Altaris Funds to fill such newly created vacancies.

(e)       Vacancies arising through the death, resignation or removal of any Altaris Nominee who was nominated to the Board pursuant to this Section 2, may be filled by the Board only with a Altaris Nominee, and the director so chosen shall hold office until the next election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(f)       Notwithstanding the provisions of this Section 2, the Altaris Funds shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Compensation, Nominating and Corporate Governance Committee of the Board or equivalent duly authorized committee of the Board with nominating responsibility (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, the Altaris Funds shall be entitled to select a Person as a replacement nominee and the Company shall cause such Person to be nominated as the Altaris Nominee at the same meeting (or, if permitted, pursuant to the same action by written consent of the Stockholders) as such initial Person was to be nominated. Other than with respect to the issue set forth in the first sentence of this Section 2(f), neither the Company nor any other party to this Agreement shall have the right to object to any Altaris Nominee. Notwithstanding anything in this Agreement to the contrary, no Altaris Nominee shall be required to qualify as an independent director under applicable rules or regulations of the U.S. Securities and Exchange Commission or a stock exchange on which shares of Common Stock are listed.

(g)       Until the Third Threshold Date, the Company shall notify the Altaris Funds in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the Stockholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which the Altaris Funds consent, which consent need not be in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide the Altaris Funds with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the Altaris Nominees or the rights and obligations provided under this Agreement and to discuss any such comments with the Company. The Company shall notify the Altaris Funds of any opposition to a Altaris Nominee in accordance with Section 2(f) sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable the Altaris Funds to propose a replacement Altaris Nominee, if necessary, in accordance with the terms of this Agreement, and the Altaris Funds shall have 10 business days to identify such replacement Altaris Nominee.

(h)       The Company shall cause the Board to maintain a Compensation, Nominating and Corporate Governance Committee (or equivalent duly authorized committee of the Board) and subject to applicable laws and stock exchange regulations (including any phase in periods or other limitations thereunder), the Altaris Funds shall have the right (but not the obligation) to have a Altaris Nominee that is then a director of the Company serve as a member of the Compensation, Nominating and Corporate Governance Committee (or equivalent duly authorized committee of the Board).

(i)        In the event that the Altaris Funds cease to have the requisite nomination rights pursuant to Section 2, the Altaris Funds shall use their best efforts to cause the applicable Altaris Nominee to resign as promptly as practicable thereafter.

(j)        Except as required by applicable law or the listing standards of the stock exchange on which shares of Common Stock are listed and subject to Section 2(d) the Company shall not, without the prior written consent of the Altaris Funds, take any action to increase the number of directors on the Board.

(k)       So long as this Agreement shall remain in effect, subject to applicable legal requirements, the By-Laws and the Certificate of Incorporation shall accommodate and be subject to and not in any respect conflict with the rights and obligations set forth herein.

Section 3.   Miscellaneous.

(a)       Effective Date. This Agreement shall become effective upon the closing of the IPO.

(b)       Governing Law. This Agreement and the rights and obligations of the parties hereto and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

(c)       Certain Adjustments. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.

(d)       Enforcement. Each of the parties hereto agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies, however, shall be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have.

(e)       Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, each of the parties hereto agrees that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 3(h). EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)       Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(g)       Entire Agreement; Termination. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof. This Agreement shall terminate and be of no further force and effect at such time as the Altaris Funds cease to beneficially own at least 10% of the total number of shares of Common Stock outstanding.

(h)       Notices. All notices, requests, demands, waivers, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery with proof of receipt maintained or (d) sent by fax, to the following addresses (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company:

Trean Insurance Group, Inc.
150 Lakes West Street
Wayzata, MN 55391
Attention: Andrew O’Brien
Facsimile No.: (952) 974-2222

If to the Altaris Funds:

c/o Altaris Capital Partners, LLC
10 East 53rd Street, 31st floor
New York, NY 10022
Attention: Daniel Tully and David Ellison
Facsimile No.: (212) 931-0236

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Dwight S. Yoo
Facsimile No.: (917) 777-2573

All such notices, requests, demands, waivers, consents and other communications shall be deemed to have been received by (a) if by personal delivery, on the day delivered, (b) if by electronic delivery, on the day delivered, provided that such delivery is confirmed (c) if by certified or registered mail, on the fifth business day after the mailing thereof, (d) if by next-day or overnight mail or delivery, on the day delivered, or (e) if by fax, on the day delivered, provided that such delivery is confirmed.

(i)        Waiver. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(j)        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k)       Headings. The headings in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

(l)        Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(m)      Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto.

(n)       Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement. The Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, the Altaris Funds being deprived of the rights contemplated by this Agreement.

(o)       No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

TREAN INSURANCE GROUP, INC.

By:
	Name:	Andrew O’Brien
	Title:	President and Chief Executive Officer

AHP-BHC LLC

By:	Altaris Health Partners III, L.P.,
its Sole Member

By:	AHP III GP, L.P.
its General Partner

By:	Altaris Partners, LLC
its General Partner

By:
	Name:	Daniel Tully
	Title:	Managing Director

AHP-TH LLC

By:	Altaris Health Partners III, L.P.,
its Sole Member

By:	AHP III GP, L.P.
its General Partner

By:	Altaris Partners, LLC
its General Partner

By:
	Name:	Daniel Tully
	Title:	Managing Director

[Signature Page to Director Nomination Agreement]

ACP-BHC LLC

By:	Altaris Constellation Partners, L.P.
its Sole Member

By:	AHP Constellation GP, L.P.
its General Partner

By:	Altaris Partners, LLC
its General Partner

By:
	Name:	Daniel Tully
	Title:	Managing Director

ACP-TH LLC

By:	Altaris Constellation Partners, L.P.
its Sole Member

By:	AHP Constellation GP, L.P.
its General Partner

By:	Altaris Partners, LLC
its General Partner

By:
	Name:	Daniel Tully
	Title:	Managing Director

[Signature Page to Director Nomination Agreement]